QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation)	1-13515 (Commission file number)	25-0484900 (IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure.

        On June 2, 2004, Moody's Investors Services, Inc. announced that it downgraded our senior implied rating to "Ba3" from "Ba2", confirmed our "Ba3" senior unsecured note rating, downgraded our credit facility due October 2005 to "Ba2" from "Ba1", and confirmed our "Ba3" senior unsecured issuer rating. The announcement ended a downgrade review that commenced on January 27, 2004. The rating outlook is negative.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: June 3, 2004	By	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President— General Counsel and Secretary

3

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES